Exhibit 99.1

VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2024 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, April 30, 2024 (GLOBE NEWSWIRE) -- Viper Energy, Inc., (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced financial and operating results for the first quarter ended March 31, 2024.

FIRST QUARTER HIGHLIGHTS
•Q1 2024 average production of 25,407 bo/d (46,132 boe/d)
•Q1 2024 consolidated net income (including non-controlling interest) of $99.6 million; net income attributable to Viper Energy, Inc. of $43.4 million, or $0.49 per common share
•Q1 2024 cash available for distribution to Viper’s common shares (as defined and reconciled below) of $72.1 million, or $0.79 per Class A common share
•Declared Q1 2024 base cash dividend of $0.27 per Class A common share; implies a 2.7% annualized yield based on the April 26, 2024 share closing price of $39.71
•Q1 2024 variable cash dividend of $0.32 per Class A common share; total base-plus-variable dividend of $0.59 per Class A common share implies a 5.9% annualized yield based on the April 26, 2024 share closing price of $39.71
•Total Q1 2024 return of capital of $54.1 million, or $0.59 per Class A common share, represents 75% of cash available for distribution
•375 total gross (7.0 net 100% royalty interest) horizontal wells turned to production on Viper’s acreage during Q1 2024 with an average lateral length of 10,872 feet
•On April 23, 2024, signed definitive agreement to sell 100% of Viper’s non-Permian assets for cash consideration of approximately $90.3 million; expected to close May 1, 2024 with current production of approximately 450 bo/d
•Initiating average daily production guidance for Q2 2024 of 26,000 to 26,500 bo/d (46,500 to 47,250 boe/d), the midpoint of which represents approximately 3.3% growth relative to Q1 2024
•Narrowing full year 2024 average daily production guidance to 25,750 to 26,750 bo/d (46,000 to 48,000 boe/d); the reduction of 250 bo/d at the midpoint reflects the loss of approximately 450 bo/d of production contribution from the non-Permian assets for the remaining seven months of 2024 following an expected May 1, 2024 close

“The first quarter was a strong start to the year for Viper and a period which uniquely highlighted the benefits of Viper’s business model and high quality assets. Despite commodity prices declining during the quarter, Viper’s continued production growth, along with our best-in-class cost structure, allowed for us to increase to our cash available for distribution per share quarter over quarter,” stated Travis Stice, Chief Executive Officer of Viper.

Mr. Stice continued, “Looking ahead, we have initiated production guidance for Q2 and revised our guidance for the full year 2024 that reflects continued strong operational performance as well as the pending divestiture of the non-Permian assets we acquired in the GRP acquisition last year. Based on the midpoint of the guidance range for Q2, oil production is expected to grow over three percent relative to Q1 2024, despite losing almost 300 bo/d of quarterly production contribution from the non-Permian assets. We continue to see strong activity levels across our acreage position and expect that production growth will continue beyond the second quarter, as is reflected in our full year guidance.”

FINANCIAL UPDATE

Viper’s first quarter 2024 average unhedged realized prices were $76.61 per barrel of oil, $1.22 per Mcf of natural gas and $22.17 per barrel of natural gas liquids, resulting in a total equivalent realized price of $48.85/boe.

Viper’s first quarter 2024 average hedged realized prices were $75.64 per barrel of oil, $1.12 per Mcf of natural gas and $22.17 per barrel of natural gas liquids, resulting in a total equivalent realized price of $48.19/boe.

During the first quarter of 2024, the Company recorded total operating income of $205.4 million and consolidated net income (including non-controlling interest) of $99.6 million.

As of March 31, 2024, the Company had a cash balance of $20.0 million and total long-term debt outstanding (excluding debt issuance, discounts and premiums) of $1.1 billion, resulting in net debt (as defined and reconciled below) of $1.1 billion. Viper’s outstanding long-term debt as of March 31, 2024 consisted of $430.4 million in aggregate principal amount of its 5.375% Senior Notes due 2027, $400.0 million in aggregate principal amount of its 7.375% Senior Notes due 2031 and $273.0 million in borrowings on its revolving credit facility, leaving $577.0 million available for future borrowings and $597.0 million of total liquidity.

FIRST QUARTER 2024 CASH DIVIDEND & CAPITAL RETURN PROGRAM

Viper announced today that the Board of Directors (the “Board”) of Viper Energy, Inc., declared a base dividend of $0.27 per Class A common share for the first quarter of 2024 payable on May 22, 2024 to Class A common shareholders of record at the close of business on May 15, 2024.

The Board also declared a variable cash dividend of $0.32 per Class A common share for the first quarter of 2024 payable on May 22, 2024 to Class A common shareholders of record at the close of business on May 15, 2024.

OPERATIONS UPDATE

During the first quarter of 2024, Viper estimates that 375 gross (7.0 net 100% royalty interest) horizontal wells with an average royalty interest of 1.9% were turned to production on its acreage position with an average lateral length of 10,872 feet. Of these 375 gross wells, Diamondback is the operator of 68 gross wells, with an average royalty interest of 5.4%, and the remaining 307 gross wells, with an average royalty interest of 1.1%, are operated by third parties.

Viper’s footprint of mineral and royalty interests was 34,346 net royalty acres as of March 31, 2024, of which 2,726 net royalty acres are subject to the pending sale of the Company’s non-Permian assets.

Our gross well information as of March 31, 2024 is as follows, unless otherwise specified:

	Diamondback Operated	Third Party Operated	Total
Horizontal wells turned to production(1):
Gross wells	68	307	375
Net 100% royalty interest wells	3.7	3.3	7.0
Average percent net royalty interest	5.4%	1.1%	1.9%

Horizontal producing well count:
Gross wells	1,913	9,673	11,586
Net 100% royalty interest wells	131.6	110.3	241.9
Average percent net royalty interest	6.9%	1.1%	2.1%

Horizontal active development well count:
Gross wells	112	648	760
Net 100% royalty interest wells	5.7	8.1	13.8
Average percent net royalty interest	5.1%	1.2%	1.8%

Line of sight wells:
Gross wells	172	578	750
Net 100% royalty interest wells	11.3	7.4	18.7
Average percent net royalty interest	6.6%	1.3%	2.5%
(1) Average lateral length of 10,872 feet.

The 760 gross wells currently in the process of active development are those wells that have been spud and are expected to be turned to production within approximately the next six to eight months. Further in regard to the active development on Viper’s asset base, there are currently 68 gross rigs operating on Viper’s acreage, 10 of which are operated by Diamondback. The 750 line-of-sight wells are those that are not currently in the process of active development, but for which Viper has reason to believe that they will be turned to production within approximately the next 15 to 18 months. The expected timing of these line-of-sight wells is based primarily on permitting by third party operators or Diamondback’s current expected completion schedule. Existing permits or active development of Viper’s royalty acreage does not ensure that those wells will be turned to production.

GUIDANCE UPDATE

Below is Viper’s updated guidance for the full year 2024, as well as production guidance for Q2 2024.

Viper Energy, Inc.

Q2 2024 Net Production - MBo/d	26.00 - 26.50
Q2 2024 Net Production - MBoe/d	46.50 - 47.25
Full Year 2024 Net Production - MBo/d	25.75 - 26.75
Full Year 2024 Net Production - MBoe/d	46.00 - 48.00

Share costs ($/boe)
Depletion	$11.00 - $11.50
Cash G&A	$1.00 - $1.20
Non-Cash Share-Based Compensation	$0.10 - $0.15
Interest Expense	$4.25 - $4.50

Production and Ad Valorem Taxes (% of Revenue)	~7%
Cash Tax Rate (% of Pre-Tax Income Attributable to Viper Energy, Inc.)(1)	20% - 22%
Q2 2024 Cash Taxes ($ - million)(2)	$13.0 - $18.0
(1)Pre-tax income attributable to Viper Energy, Inc. is reconciled below.
(2)Attributable to Viper Energy, Inc.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2024 on Wednesday, May 1, 2024 at 10:00 a.m. CT. Access to the live audio-only webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Viper’s website at www.viperenergy.com under the “Investor Relations” section of the site.

About Viper Energy, Inc.
Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin. For more information, please visit www.viperenergy.com.
About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.
Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which Viper has mineral and royalty interests, developmental activity by other operators; reserve estimates and Viper’s ability to replace or increase reserves; anticipated benefits of strategic transactions (such as acquisitions or divestitures); and plans and objectives (including Diamondback’s plans for developing Viper’s acreage and Viper’s cash dividend policy and common stock repurchase program) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, forward-looking statements are not guarantees of Viper’s future performance and the actual outcomes could differ materially from what Viper expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; concerns over economic slowdown or potential recession; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, the new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Viper Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share amounts)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$20,005	$25,869
Royalty income receivable (net of allowance for credit losses)	131,737	108,681
Royalty income receivable—related party	33,381	3,329
Income tax receivable	—	813
Derivative instruments	—	358
Prepaid expenses and other current assets	4,697	4,467
Total current assets	189,820	143,517
Property:
Oil and natural gas interests, full cost method of accounting ($1,719,140 and $1,769,341 excluded from depletion at March 31, 2024 and December 31, 2023, respectively)	4,649,330	4,628,983
Land	5,688	5,688
Accumulated depletion and impairment	(913,285)	(866,352)
Property, net	3,741,733	3,768,319
Derivative instruments	1,022	92
Deferred income taxes (net of allowances)	74,752	56,656
Other assets	5,239	5,509
Total assets	$4,012,566	$3,974,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17	$19
Accounts payable—related party	—	1,330
Accrued liabilities	32,328	27,021
Derivative instruments	8,472	2,961
Income taxes payable	14,068	1,925
Total current liabilities	54,885	33,256
Long-term debt, net	1,093,547	1,083,082
Derivative instruments	—	201
Total liabilities	1,148,432	1,116,539
Stockholders’ equity:
Class A Common Stock, 0.000001 par value: 1,000,000 shares authorized; 91,423,830 shares issued and outstanding as of March 31, 2024 and 86,144,273 shares issued and outstanding as of December 31, 2023	—	—
Class B Common Stock, 0.000001 par value: 1,000,000 shares authorized; 85,431,453 shares issued and outstanding as of March 31, 2024 and 90,709,946 shares issued and outstanding as of December 31, 2023	—	—
Additional paid-in capital	1,101,308	1,031,078
Retained earnings (accumulated deficit)	(21,763)	(16,786)
Total Viper Energy, Inc. stockholders’ equity	1,079,545	1,014,292
Non-controlling interest	1,784,589	1,843,262
Total equity	2,864,134	2,857,554
Total liabilities and stockholders’ equity	$4,012,566	$3,974,093

Viper Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Operating income:
Oil income	$177,118	$136,619
Natural gas income	6,797	8,991
Natural gas liquids income	21,152	15,475
Royalty income	205,067	161,085
Lease bonus income—related party	120	7,071
Lease bonus income	50	400
Other operating income	155	402
Total operating income	205,392	168,958
Costs and expenses:
Production and ad valorem taxes	14,406	12,887
Depletion	46,933	30,987
General and administrative expenses	5,033	2,764
Other operating expense	94	—
Total costs and expenses	66,466	46,638
Income (loss) from operations	138,926	122,320
Other income (expense):
Interest expense, net	(19,588)	(9,686)
Gain (loss) on derivative instruments, net	(7,492)	(15,103)
Other income, net	258	141
Total other expense, net	(26,822)	(24,648)
Income (loss) before income taxes	112,104	97,672
Provision for (benefit from) income taxes	12,529	9,406
Net income (loss)	99,575	88,266
Net income (loss) attributable to non-controlling interest	56,215	54,299
Net income (loss) attributable to Viper Energy, Inc.	$43,360	$33,967

Net income (loss) attributable to common shares:
Basic	$0.49	$0.47
Diluted	$0.49	$0.47
Weighted average number of common shares outstanding:
Basic	87,537	72,732
Diluted	87,629	72,815

Viper Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$99,575	$88,266
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for (benefit from) deferred income taxes	(641)	429
Depletion	46,933	30,987
(Gain) loss on derivative instruments, net	7,492	15,103
Net cash receipts (payments) on derivatives	(2,754)	(2,215)
Other	1,341	643
Changes in operating assets and liabilities:
Royalty income receivable	(23,152)	(1,381)
Royalty income receivable—related party	(30,052)	(30,064)
Accounts payable and accrued liabilities	5,305	(2,534)
Accounts payable—related party	(1,330)	(306)
Income taxes payable	12,143	8,566
Other	582	(251)
Net cash provided by (used in) operating activities	115,442	107,243
Cash flows from investing activities:
Acquisitions of oil and natural gas interests—related party	—	(75,073)
Acquisitions of oil and natural gas interests	(20,774)	(39,602)
Proceeds from sale of oil and natural gas interests	429	(1,908)
Net cash provided by (used in) investing activities	(20,345)	(116,583)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	90,000	118,000
Repayment on credit facility	(80,000)	—
Repurchased shares/units under buyback program	—	(33,022)
Dividends/distributions to shareholders	(43,847)	(35,325)
Dividends/distributions to Diamondback	(67,060)	(49,366)
Other	(54)	(20)
Net cash provided by (used in) financing activities	(100,961)	267
Net increase (decrease) in cash and cash equivalents	(5,864)	(9,073)
Cash, cash equivalents and restricted cash at beginning of period	25,869	18,179
Cash, cash equivalents and restricted cash at end of period	$20,005	$9,106

Viper Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Production Data:
Oil (MBbls)	2,312	2,257	1,810
Natural gas (MMcf)	5,589	5,321	4,224
Natural gas liquids (MBbls)	954	884	633
Combined volumes (MBOE)(1)	4,198	4,028	3,147

Average daily oil volumes (BO/d)	25,407	24,533	20,111
Average daily combined volumes (BOE/d)	46,132	43,783	34,967

Average sales prices:
Oil ($/Bbl)	$76.61	$77.65	$75.48
Natural gas ($/Mcf)	$1.22	$1.50	$2.13
Natural gas liquids ($/Bbl)	$22.17	$21.47	$24.45
Combined ($/BOE)(2)	$48.85	$50.20	$51.19

Oil, hedged ($/Bbl)(3)	$75.64	$76.56	$74.30
Natural gas, hedged ($/Mcf)(3)	$1.12	$1.34	$2.11
Natural gas liquids ($/Bbl)(3)	$22.17	$21.47	$24.45
Combined price, hedged ($/BOE)(3)	$48.19	$49.38	$50.48

Average Costs ($/BOE):
Production and ad valorem taxes	$3.43	$3.13	$4.10
General and administrative - cash component	1.08	0.90	0.76
Total operating expense - cash	$4.51	$4.03	$4.86

General and administrative - non-cash stock compensation expense	$0.12	$0.08	$0.12
Interest expense, net	$4.67	$4.15	$3.08
Depletion	$11.18	$11.12	$9.85
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Realized price net of all deducts for gathering, transportation and processing.
(3)Hedged prices reflect the impact of cash settlements of our matured commodity derivative transactions on our average sales prices.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) attributable to Viper Energy, Inc. plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.
Viper defines cash available for distribution to Viper Energy, Inc. shareholders generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for income taxes payable for the current period, debt service, contractual obligations, fixed charges and reserves for future operating or capital needs that the Board may deem appropriate, lease bonus income, net of tax, distribution equivalent rights payments and preferred distributions, if any. Management believes cash available for distribution is useful because it allows them to more effectively evaluate Viper’s operating performance excluding the impact of non-cash financial items and short-term changes in working capital. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts. Viper further defines cash available for variable dividends as 75 percent of cash available for distribution less base dividends declared and repurchased shares as part of its share buyback program for the applicable quarter.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA, cash available for distribution and cash available for variable dividends:

Viper Energy, Inc.
(unaudited, in thousands, except per share data)

Three Months Ended March 31, 2024
Net income (loss) attributable to Viper Energy, Inc.	$43,360
Net income (loss) attributable to non-controlling interest	56,215
Net income (loss)	99,575
Interest expense, net	19,588
Non-cash share-based compensation expense	485
Depletion	46,933
Non-cash (gain) loss on derivative instruments	4,738
Other non-cash operating expenses	94
Other non-recurring expenses	233
Provision for (benefit from) income taxes	12,529
Consolidated Adjusted EBITDA	184,175
Less: Adjusted EBITDA attributable to non-controlling interest	88,967
Adjusted EBITDA attributable to Viper Energy, Inc.	$95,208

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Income taxes payable for the current period	$(13,169)
Debt service, contractual obligations, fixed charges and reserves	(9,767)
Lease bonus income, net of tax	(69)
Distribution equivalent rights payments	(56)
Preferred distributions	(20)
Cash available for distribution to Viper Energy, Inc. shareholders	$72,127

	Three Months Ended March 31, 2024
	Amounts	Amounts Per Common Share
Reconciliation to cash available for variable dividends:
Cash available for distribution to Viper Energy, Inc. shareholders	$72,127	$0.79

75% Committed Return of Capital	$54,095	$0.59
Less:
Base dividend	24,684	0.27
Cash available for variable dividends	$29,411	$0.32

Total approved base and variable dividend per share		$0.59

Class A common stock outstanding		91,424

The following table presents a reconciliation of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of pre-tax income attributable to Viper Energy, Inc. Management believes this measure is useful to investors given it provides the basis for income taxes payable by Viper Energy, Inc, which is an adjustment to reconcile Adjusted EBITDA to cash available for distribution to holders of Viper Energy, Inc. Class A common stock.

Viper Energy, Inc.
Pre-tax income attributable to Viper Energy, Inc.
(unaudited, in thousands)

Three Months Ended March 31, 2024

Income (loss) before income taxes	$112,104
Less: Net income (loss) attributable to non-controlling interest	56,215
Pre-tax income attributable to Viper Energy, Inc.	$55,889

Income taxes payable for the current period	$13,169
Effective cash tax rate attributable to Viper Energy, Inc.	23.6%

Adjusted net income (loss) is a non-GAAP financial measure equal to net income (loss) attributable to Viper Energy, Inc. plus net income (loss) attributable to non-controlling interest adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company’s performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Viper Energy, Inc. to the non-GAAP financial measure of adjusted net income (loss):

Viper Energy, Inc.
Adjusted Net Income (Loss)
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2024
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Viper Energy, Inc. (1)	$43,360	$0.49
Net income (loss) attributable to non-controlling interest	56,215	0.65
Net income (loss)(1)	99,575	1.14
Non-cash (gain) loss on derivative instruments, net	4,738	0.05
Other non-cash operating expenses	94	—
Other non-recurring expenses	233	—
Adjusted income excluding above items(1)	104,640	1.19
Income tax adjustment for above items	(566)	—
Adjusted net income (loss)(1)	104,074	1.19
Less: Adjusted net income (loss) attributed to non-controlling interests	58,755	0.67
Adjusted net income (loss) attributable to Viper Energy, Inc. (1)	$45,319	$0.52

Weighted average Class A common shares outstanding:
Basic		87,537
Diluted		87,629
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of Class A common shares and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Viper Energy, Inc., (ii) less the reallocation of $0.1 million in earnings attributable to participating securities, (iii) divided by diluted weighted average Class A common shares outstanding.

RECONCILIATION OF LONG-TERM DEBT TO NET DEBT

The Company defines the non-GAAP measure of net debt as debt (excluding debt issuance costs, discounts and premiums) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	March 31, 2024	Net Q1 Principal Borrowings/(Repayments)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(in thousands)
Total long-term debt(1)	$1,103,350	$10,000	$1,093,350	$680,350	$654,350	$700,350
Cash and cash equivalents	(20,005)		(25,869)	(146,814)	(13,079)	(9,106)
Net debt	$1,083,345		$1,067,481	$533,536	$641,271	$691,244
(1) Excludes debt issuance costs, discounts & premiums.

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Deferred Premium Puts - WTI (Cushing)	14,000	16,000	16,000	10,000	—	—	—
Strike	$59.29	$55.00	$55.00	$55.00	$—	$—	$—
Premium	$(1.51)	$(1.65)	$(1.70)	$(1.63)	$—	$—	$—

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Costless Collars - WTI (Cushing)	6,000	4,000	4,000	—	—	—	—
Floor	$65.00	$55.00	$55.00	$—	$—	$—	$—
Ceiling	$95.55	$93.66	$93.66	$—	$—	$—	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Natural Gas Basis Swaps - Waha Hub	30,000	30,000	30,000	40,000	40,000	40,000	40,000
Swap Price	$(1.20)	$(1.20)	$(1.20)	$(0.68)	$(0.68)	$(0.68)	$(0.68)

Investor Contact:

Austen Gilfillian
+1 432.221.7420
agilfillian@viperenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.